UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

PROTEO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30728	88-0292249
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 9, 2008, the Registrant entered into a Preferred Stock Purchase Agreement (the “Agreement”) with FIDEsprit AG, a Swiss corporation (the “Investor”).  Pursuant to the Agreement, the Registrant issued and sold to the Investor 600,000 shares of the Registrant’s Series A Preferred Stock at a price of $6.00 per share, for an aggregate purchase price $3,600,000.  In payment of the purchase price, the Investor delivered to the Registrant a promissory note in the principal amount of $3,600,000 (the “Note”).  The Note did not bear any interest, and was payable as follows:  (i) the first installment, in the amount of $900,000, was due upon execution of the Agreement, (ii) the second installment, in the amount of $450,000, was due on or before August 30, 2008, (iii) the third installment, in the amount of $900,000, was due on or before November 30, 2008, and (iv) the final installment, in the amount of $1,350,000, was due on or before March 31, 2009.  The Note is guaranteed by Axel J. Kutscher (the “Guaranty”).

The Investor subsequently defaulted in its obligations under the Note by failing to pay in full the third and final installments under the Note and by not paying the Note in full by its March 31, 2009 due date.

On July 6, 2009, the Registrant and Investor entered into a Forbearance Agreement and General Release (the “Forbearance Agreement”).  Pursuant to the Forbearance Agreement, the Investor acknowledged and agreed that, as of July 6, 2009, it was obligated to the Registrant under the Note for the aggregate sum of $1,940,208 (the “Indebtedness”), which represents the unpaid principal amount as of such date plus a late charge equal to three percent (3%) of the unpaid principal amount.  In exchange for the Registrant’s agreement to forbear from exercising its rights under the Note and Guaranty, the Investor has agreed to pay the Indebtedness by making monthly payments in the amount of $140,000 commencing on the first business day of September 2009 and continuing on the first business day of each succeeding month thereafter until the Indebtedness is paid in full.  In addition, the Investor has given the Registrant a general release from any and all claims arising from or related to the Agreement, Note or Guaranty, and has agreed to reimburse the Registrant for its legal fees and expenses incurred in preparation of the Forbearance Agreement and related documents in an amount not to exceed $2,500.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.11.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following materials are filed as exhibits to this current report on Form 8-K:

Exhibit Number
10.11           Forbearance Agreement and General Release dated July 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: July 7, 2009	By: /s/ BIRGE BARGMANN
Birge Bargmann
Chief Executive Officer